UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2010

GIGGLES N’ HUGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-138944	20-1681362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 N. Green Valley Pkwy. Suite 440-484 Henderson, Nevada	89074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 879-8565

Teacher’s Pet, Inc.

(Former name or former address, if changed since last report)

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway
Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On August 24, 2010, the Registrant entered into a non-binding Letter of Intent with Giggles N’ Hugs, LLC (“GNH”) concerning the parties discussions regarding the licensing rights for specified locations of GNH restaurant facilities.  On terms and conditions mutually acceptable by the parties, the proposed agreement will be structured as a license whereby the Registrant will issue shares of its common stock in exchange for a license to operate as a Giggles N’ Hugs restaurant and entertainment facility, with a concurrent management agreement between the parties.

The LOI with GNH reflects the present intentions of the parties and is subject to execution of a definitive agreement.  When any such agreement is reached the Registrant will file notice of such agreement or facts with the Securities and Exchange Commission on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Letter of Intent with Giggles N’ Hugs, LLC dated August 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGGLES N’ HUGS, INC.

By: /S/ Tracie Hadama
Tracie Hadama, President

Date:  August 30, 2010